UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2022

VOLT INFORMATION SCIENCES, INC.

(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 N. Glassell Street, Orange, California 92865

(Address of Principal Executive Offices) (Zip Code)

(714) 921-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10	VOLT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2022, Volt Information Sciences, Inc., a New York corporation (the “Company” or “Volt”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among Vega Consulting, Inc., a Delaware corporation (“Parent”), Vega MergerCo, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) and the Company.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire any and all of the issued and outstanding shares (the “Shares”) of common stock, par value $0.10 per share, of the Company, at a price of $6.00 per Share (the “Offer Price”), net to the seller of such Shares in cash, without interest, on the terms and subject to the conditions set forth in the Merger Agreement.

The Offer will initially remain open for twenty (20) business days from the date on which Merger Sub commences the Offer, subject to possible extensions on the terms set forth in the Merger Agreement.

The obligation of Merger Sub to consummate the Offer is subject to the satisfaction or waiver of customary conditions, including, among others, (i) there being validly tendered and not validly withdrawn prior to the expiration of the Offer a number of Shares that, considered together with any Shares then-owned by Parent and its affiliates, equals at least two-thirds (2/3) of the sum of (A) Shares then issued and outstanding and (B) the aggregate number of Shares issuable to the holders of Company options from which the Company or its Representatives have received notices of exercise prior to the Offer Expiration Time (and as to which Shares have not yet been issued to such exercising holder of Company Options) (the “Minimum Tender Condition”), (ii) there being no governmental order or law in effect making the Offer, the Top-Up Option (as defined below) or issuance of Shares thereunder, the Merger or the other transactions contemplated by the Merger Agreement, illegal, or otherwise restraining or prohibiting the consummation thereof, (iii) the waiting period (and any extensions thereof) applicable to the transactions contemplated by the Merger Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), having expired or terminated, and any other required regulatory approvals having been obtained, (iv) the No-Shop Period State Date (as defined below) having occurred, and (v) other customary conditions set forth in Exhibit A to the Merger Agreement.

If Merger Sub achieves an ownership of 90% or greater of the outstanding Shares through the Offer and, if applicable, any exercise of the Top-Up Option described below, Merger Sub has agreed that it will then effect the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned Subsidiary of Parent in accordance with the “short-form” merger procedures under the applicable provisions of the Business Corporation Law of the State of New York (the “NYBCL”), and each Share (other than Shares owned directly or indirectly by the Company, Parent or Merger Sub) will thereupon be cancelled and converted into the right to receive cash in an amount equal to the Offer Price, on the terms and subject to the conditions set forth in the Merger Agreement.

In the Merger Agreement, the Company granted to Merger Sub an irrevocable option (the “Top-Up Option”), on the terms and subject to the conditions in the Merger Agreement (including the Minimum Tender Condition), to purchase from the Company at the Offer Price, a number of newly issued Shares equal to the lowest number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries immediately prior to the exercise of the Top-Up Option, would constitute one Share more than 90% of the Shares outstanding immediately after the issuance of the Top-Up Shares on a fully-diluted basis. The Top-Up Option is only exercisable once in whole and not in part at any time following the date on which Merger Sub accepts for payment and pays for Shares pursuant to the Offer until the earlier of (i) the Effective Time and (ii) the termination of the Merger Agreement in accordance with its terms. The Top-Up Option was granted and the Top-Up Shares, if any, will be issued pursuant to an applicable exemption from the registration requirements under the Securities Act of 1933, as amended.

At the effective time of the Merger (the “Effective Time”), each option to purchase Shares that is outstanding and unexercised immediately prior to the Effective Time shall become fully vested and be converted into the right to receive an amount in cash equal to (i) the excess of the Offer Price over the exercise price for such option multiplied by (ii) the number of shares of Common Stock subject to such option.

At the Effective Time, (i) each outstanding restricted stock unit that is outstanding immediately prior to the Effective Time that is not subject to performance-based vesting conditions shall become fully vested and be converted into the right to receive an amount in cash equal to the Offer Price and (ii) each outstanding restricted stock unit that is outstanding immediately prior to the Effective Time that is subject to performance-based vesting conditions shall become fully vested (with performance conditions being deemed to be achieved based on actual performance (with respect to performance periods ending prior to the Effective Time) or target performance (with respect to performance periods ending after the Effective Time) and be converted into the right to receive an amount in cash equal to the Offer Price.

The Merger Agreement includes customary representations, warranties and covenants of the Company, Parent and Merger Sub. These covenants include an obligation of the Company, subject to certain exceptions, to, and to cause its subsidiaries to, conduct its operations in all material respects in the ordinary course of business for the period between the execution of the Merger Agreement and the earlier of (i) the closing of the Offer and (ii) the date of the valid termination of the Merger Agreement in accordance with the terms of the Merger Agreement. Each of the Company, Parent and Merger Sub have also agreed to promptly make and effect all registrations, filings and submissions required to be made or effected by each of them pursuant to the HSR Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other legal requirements applicable to the Offer and the Merger.

Subject to the terms of the Merger Agreement, during the period beginning on March 12, 2022 and continuing until 11:59 p.m. New York City time on April 11, 2022 (the “No-Shop Period Start Date” and such period, the “Go-Shop Period”), the Company, its subsidiaries and their respective representatives have the right to, among other things, solicit, initiate, propose, facilitate, induce or encourage any alternative proposals, or the making, submission or announcement of one or more alternative proposals from any third parties, furnish any non-public information relating to the Company or any of its subsidiaries to third parties and engage in any discussions or negotiations with any third parties with respect to one or more alternative proposals or any other proposals that could reasonably be expected to lead to, result in or constitute an alternative proposal. Starting at 11:59 p.m. New York City time on April 11, 2022, except with respect to third parties (any such third parties, “Excluded Parties”) who submitted an alternative proposal during the Go-Shop Period that the board of directors of the Company (the “Company Board”) determines is or could reasonably be expected to lead to, result in or constitute a Superior Proposal (as defined in the Merger Agreement), the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals. The Company may continue to engage in discussions or negotiations with any Excluded Parties until 11:59 p.m. New York City time on April 21, 2022 (the “Cut Off Time”), after which time the Company will become subject to such customary “no-shop” restrictions in respect of such Excluded Parties.

The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon the termination of the Merger Agreement under certain circumstances, the Company will be required to pay Parent a termination fee. If the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal prior to the Cut Off Time, or by Parent as a result of the Company Board changing its recommendation with respect to the Offer in connection with a Superior Proposal prior to the No-Shop Period Start Date (or, if in connection with a Superior Proposal made by an Excluded Party, the Cut Off Time), the amount of the termination fee would be $2,861,284. If the termination fee becomes payable in certain other circumstances, the amount of the termination fee will be $4,291,926.

Parent and Merger Sub are affiliates of American CyberSystems, Inc. (“ACS”). ACS has provided a guaranty in favor of the Company pursuant to which ACS guarantees the payment of certain monetary obligations that may be owed by Parent or Merger Sub pursuant to the Merger Agreement, including the obligation of Parent and Merger Sub to pay the aggregate consideration payable pursuant to the Offer and the Merger, in each case, subject to certain terms and limitations.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement. The Merger Agreement and this summary should not be relied upon as disclosure about the Company or Parent. None of the Company’s stockholders or any other third parties should rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the signing of the Merger Agreement. The representations and warranties (i) may have been made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, (ii) may be subject to standards of materiality applicable to the contracting parties that differ from what an investor may view as material and (iii) may have been made only as of the date of the Merger Agreement or as of another date or dates as may be specified in the Merger Agreement, and information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of the Company or Parent, if at all.

Tender and Support Agreements

On March, 12, 2022, certain stockholders of the Company, as well as each of the directors and certain executive officers of the Company (collectively, the “Supporting Stockholders”), entered into tender and support agreements (the “Tender and Support Agreements”) with Parent and Merger Sub in which they agreed to, among other things, (x) tender all shares of Common Stock of the Company owned by such shareholders in the Offer and (y) vote such shares in favor of the Merger and any related matters on which such shareholders may be called to vote. The Tender and Support Agreements terminate upon certain circumstances, including upon termination of the Merger Agreement. As of March 12, 2022, the Supporting Stockholders beneficially owned approximately 26% of the outstanding Shares. The foregoing description of the Tender and Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Tender and Support Agreement, which is filed as Exhibit 99.2 hereto and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The disclosures contained under Item 1.01 relating to the Top-Up option are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On March 12, 2022, the Company Board approved an amendment (the “Bylaw Amendment”) to the Company’s amended and restated bylaws (the “Bylaws”) to provide that, unless the Company consents in writing to the selection of an alternative forum, the state and federal courts located in the state of New York shall be the sole and exclusive forum, to the fullest extent permitted by Law, for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the NYBCL, the Company’s certificate of incorporation (the “Certificate”), or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of the Certificate, or the Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine. The Bylaw Amendment was effective upon adoption.

Item 8.01.	Other Events.

On March 14, 2022, the Company and Parent issued a joint press release announcing their entry into the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Important Information

The tender offer for the outstanding shares of Volt common stock has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Volt common stock. The solicitation and offer to buy shares of Volt common stock will only be made pursuant to an offer to purchase and related materials that Parent and Merger Sub intend to file with the U.S. Securities and Exchange Commission (the “SEC”). At the time the tender offer is commenced, Parent and Merger Sub will file a tender offer statement on Schedule TO with the SEC, and Volt will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. VOLT STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING THE OFFER TO PURCHASE, THE RELATED LETTER OF TRANSMITTAL AND THE OTHER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Both the tender offer statement and the solicitation/recommendation statement will be mailed to Volt’s stockholders free of charge. Stockholders may obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended or supplemented from time to time, and other documents filed by the parties (when available) at the SEC’s web site at www.sec.gov, or by contacting Nancy Avedissian by telephone at (714) 921-8800 or on Volt’s website at www.Volt.com.

Forward-Looking Statements

This document includes forward-looking statements which reflect management’s current views and estimates regarding the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction, among other matters. The words “anticipate”, “assume”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “imply”, “intend”, “may”, “outlook”, “plan”, “potential”, “predict”, “project”, and similar terms and phrases are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to uncertainties related to the timing and expected financing of the tender offer and the merger; uncertainty surrounding how many of Volt’s stockholders will tender their shares in the tender offer; the possibility that any or all of the various conditions to the consummation of the tender offer, including the failure to receive required regulatory approvals from any applicable governmental entities, may not be satisfied or waived in a timely manner, if at all; the possibility of business disruptions due to transaction-related uncertainty; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; and other risks and uncertainties including those identified under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each of which are filed with the SEC and available at www.sec.gov, and other filings that the Company may make with the SEC in the future. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by the Company in this document speaks only as of the date hereof. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

2.1*	Agreement and Plan of Merger, dated as of March 12, 2022, by and among Vega Consulting, Inc., Vega MergerCo, Inc., and Volt Information Sciences, Inc.

3.1	Amendment No. 2 to Amended and Restated Bylaws of Volt Information Sciences, effective as of March 12, 2022.

99.1	Joint Press Release, dated as of March 14, 2022.

99.2	Form of Tender and Support Agreement.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

Date: March 14, 2022	By:	/s/ Nancy Avedissian
	Name:	Nancy Avedissian
	Title:	Senior Vice President, Chief Legal Officer and Corporate Sectary